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                                                                    EXHIBIT 10.1

                          FINANCIAL ADVISORY AGREEMENT

This Financial Advisory Agreement (the "Agreement") is made as of the 29th day of September, 2004 by and between BPI Industries, Inc., a British Columbia corporation ("BPI" or the "Company") and Sanders Morris Harris Inc., a Texas corporation ("SMH" or the "Advisor"). The term BPI or Company is understood to include any entity in which the Company has an ownership, profits or similar interest, including any entity formed for the purpose of facilitating a Transaction (as defined herein).

      Section 1. Engagement of Advisor. BPI hereby engages the Advisor, on an exclusive basis for the term of this Agreement, and the Advisor hereby agrees, to advise, consult with, and assist the Company in various matters including,
(i) a review of the Company's business, properties, operations and financial condition, including advising on capitalization structures, capital raising, joint ventures, and mergers and acquisitions, (ii) the preparation of presentation materials including the development of a financial and valuation model, (iii) to act as placement agent for one or more private placements of debt or equity securities from financial investors or drilling credits or other advances or contributions for development expenses from industry partners ("Private Placement"), (iv) to act as manager for the public offering of the Company's debt or equity securities ("Public Offering"), and (v) to assist in the evaluation, negotiation and closing of potential mergers, acquisitions or joint ventures with other natural resource companies or properties ("M&A Transaction"). Section 1 (iii), (iv), and (v) are collectively referred to as a "Transaction". During the term of this Agreement, the Company agrees not to use the services of any other investment banker regarding matters similar to those outlined herein.

      Section 2. Compensation. As compensation for services rendered to the Company under this Agreement, the Company shall pay to the Advisor the following compensation:

            Section 2.1 In consideration of this Agreement, BPI shall pay the Advisor a retainer of $50,000 (the "Advisory Fee") with payment due and payable on the date of this Agreement.

            Section 2.2 BPI agrees to pay to SMH a fee for completion of any Private Placement as set forth in Exhibit A hereto. Any fee payable to the Advisor under this Section 2.2 will be due in cash at the closing of the transaction and shall be payable to the Advisor by the Company, provided, however, that the Advisor shall not be entitled to any fee under this
      Section 2.2 unless the closing of the Private Placement occurs during the term of this Agreement or not later than 12 months after termination of this Agreement. The fee for any subsequent financing shall be determined as set forth in Exhibit A hereto.

            Section 2.3 The Company agrees to pay to SMH a fee for completion of any M&A Transaction as set forth in Exhibit B hereto. Any fee payable to the Advisor under this Section 2.3 will be due in cash at the closing of the transaction and shall be payable to the Advisor by the Company, provided, however, that the Advisor shall not be entitled to any fee under this Section 2.3 unless the closing of the transaction occurs during the term of this Agreement or not later than 12 months after termination of this Agreement with any M&A Transaction which was introduced by the Advisor or with which the

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      Advisor became actively involved at the request of the Company during the term of this Agreement.

            Section 2.4 In the event that the Company desires to have the Advisor furnish any formal written opinion as to the financial aspects of any transaction, such as a fairness opinion or formal valuation, then such transactions will be subject to a separate engagement. Such engagement shall be in addition to the services contemplated by this Agreement and shall be made under a separate agreement containing terms and provisions, including the terms of compensation, to be mutually agreed upon at that time.

            Section 2.5 BPI will pay or reimburse the Advisor for all reasonable out-of-pocket costs and expenses incurred by the Advisor solely in performing its obligations under this Agreement, which costs and expenses shall include, but not be limited to, travel expenses incurred in performing its duties, including due diligence, in connection with this Agreement and possible transactions, legal fees and expenses, costs of supplies, copying and mailing and all other expenses reasonably incurred by the Advisor in performing its obligations under this Agreement. In seeking reimbursement for expenses, the Advisor shall provide to the Company a written statement or statements detailing expenses for which reimbursement is sought and shall provide copies of invoices and other documentation supporting such expenses. Reimbursable expenses shall be payable by the Company within 30 days of receipt by the Company of such written statement and copies of supporting documentation.

            Section 2.6 SMH shall have a right of first refusal to act as lead manager or co-manager on the next succeeding offering by the Company of public securities or private placement of any equity or debt financing conducted during the first 12 months following a Transaction which has been closed pursuant to this Agreement, with a fee having been paid to SMH pursuant to Section 2.2 or 2.3 of this Agreement. Such rights will survive for a period of 12 months from the Closing Date or until completion of the next succeeding transaction.

      Section 3. Private Placement Memorandum. In connection with a Private Placement or other transaction contemplated by this Agreement, the Company will cooperate with SMH and will furnish SMH with all information and data concerning the Company, the financing and such other information which SMH and the Company deem appropriate (the "Information") and will provide SMH and any prospective financing sources with access to the Company's officers, directors, independent accountants and legal counsel. The Company warrants and represents that, to the best of the Company's knowledge, all Information (a) provided or otherwise made available to SMH by or on behalf of the Company or (b) contained in any private placement memorandum prepared by the Company with respect to the Private Placement (the "Memorandum") will, at all times during the period of the engagement of SMH hereunder, be correct in all material respects and will not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Advisor acknowledges that all of such Information is proprietary to the Company and agrees to keep such Information confidential and not to disclose any of such Information to any third party, except for third parties to whom

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SMH shall present such Information for purposes of evaluation of a Private
Placement or other transaction pursuant to this Agreement.

      The Company further warrants and represents that any projections approved or provided by it to the Advisor or contained in the Memorandum will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering services hereunder, the Advisor will be using and relying upon the Information (and information available from public sources and other sources deemed reliable by SMH) without independent verification thereof by SMH or independent appraisal by SMH of any of the Company's assets.

      Section 4. Business Practice. The Company recognizes that the Advisor is in the business of advising and consulting with other businesses, some of which businesses may be in competition with the Company. The Company acknowledges and agrees that the Advisor may advise and consult with other businesses, including those which may be in competition with the Company, and shall not be required to devote its full time and resources to performing services on behalf of the Company under this Agreement. The Advisor shall only be required to expend such time and resources as are reasonably appropriate to advise and assist the Company as provided for herein.

      Section 5. Indemnification. (a) BPI agrees to indemnify and hold harmless the Advisor and its affiliates, agents, and advisors, and their respective directors, officers, employees, agents and controlling persons (each such person is hereinafter referred to as an "SMH Indemnified Party"), from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, to which any such SMH Indemnified Party may become subject under any applicable federal or state law of the United States of America or otherwise, caused by, relating to or arising out of the engagement evidenced hereby. The Company will reimburse any SMH Indemnified Party for any expenses (including reasonable attorney fees and expenses) as they are incurred by an SMH Indemnified Party in connection with the investigation of preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not resulting in liability; provided, however, that at the time of such reimbursement the SMH Indemnified Party shall have entered into an agreement with the Company whereby the SMH Indemnified Party agrees to repay all such reimbursed amounts if it is determined in a final judgment by a court of competent jurisdiction that the SMH Indemnified Party is not entitled to indemnity from the Company. Notwithstanding the foregoing, the Company shall not be liable to any SMH Indemnified Party under the this Section 5(a) to the extent that (a) any loss, claim, damage, liability or expense is determined by a court of competent jurisdiction to result directly from any such SMH Indemnified Party's willful misconduct or gross negligence or (b) to the extent that the Advisor is required to indemnify the Company pursuant to Section 5(b) hereof.

      (b) The Advisor agrees to indemnify and hold harmless the Company, BPI and their affiliates, agents, and advisors, and their respective directors, officers, employees, agents and controlling persons (each individually a "Company Indemnified Party'), from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, to which any such Company Indemnified Party may become subject under any applicable federal or state law of the United States of America or otherwise, caused by, relating to or arising out of the

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Advisor's breach of a representation, warranty or covenant herein, or actions or inactions by the Advisor relating to or arising out of the engagement evidenced hereby. The Advisor will reimburse any Company Indemnified Party for all expenses (including reasonable attorney fees and expenses) as they are incurred by such Company Indemnified Party in connection with the investigation of preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not resulting in liability; provided, however, that at the time of such reimbursement the Company Indemnified Party shall have entered into an agreement with the Advisor whereby the Company Indemnified Party agrees to repay all such reimbursed amounts if it is determined in a final judgment by a court of competent jurisdiction that the Company Indemnified Party is not entitled to indemnity from the Advisor. Notwithstanding the foregoing, the Advisor shall not be liable to any Company Indemnified Party under this section 5(b) to the extent that (a) any loss, claim, damage, liability or expense is determined by a court of competent jurisdiction to result directly from any such Company Indemnified Party's willful misconduct or gross negligence, or (b) to the extent the Company is required to indemnify the Advisor therefore pursuant to section 5(a) hereof.

      (c) If for any reason (other than a final non-appealable judgment finding any SMH Indemnified Party or the Company or Company Indemnified Party (any such party, an "Indemnified Party ") liable for losses, claims, damages, liabilities or expenses for its gross negligence or willful misconduct) the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the other party shall contribute to the amount paid or payable by an Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Advisor on the other, but also the relative fault by the Company, the Advisor and each Indemnified Party, as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all SMH Indemnified Parties to all such losses, claims, damages, liabilities or expenses exceed the amount of fees actually received and retained by the Advisor hereunder.

      Section 6. Term of Agreement. This Agreement shall terminate 6 months after the date hereof unless extended by mutual agreement. Upon termination of this Agreement, neither party shall have any further rights or obligations to the other, except that (i) the Company shall be obligated to pay fees under Sections 2.2 and 2.3 hereof relating to transactions commenced by SMH prior to termination of the Agreement and closed within 12 months from the date of termination, (ii) the Company shall be obligated to reimburse expenses under
Section 2.5 incurred by the Advisor during the period prior to termination of this Agreement or related to transactions continuing beyond termination of the Agreement, and (iii) the Advisor and the Company shall continue to be bound by the provisions of Section 5 hereof.

      Section 7. Relationship of Parties. The parties agree that their relationship under this Agreement is an advisory relationship only, and nothing herein shall cause the Advisor to be partners, agents or fiduciaries of, or joint venturers with, the Company or with each other.

      Section 8. Notices. All notices required or permitted herein must be in writing and shall be deemed to have been duly given the first business day following the date of service if served personally, on the first business day following the date of actual receipt if delivered by telecopier, telex or other similar communication to the party or parties to whom notice is to be

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given, or on the third business day after mailing if mailed to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the Advisor and to the Company at the addresses set forth below, or to such other addresses as either party hereto may designate to the other by notice from time to time for this purpose.

Advisor:          SANDERS MORRIS HARRIS INC.
                  600 Travis Street, Suite 3100
                  Houston, Texas 77002
                  Attn: Frederic L. Saalwachter
                        John H. Malanga
                        (713) 224-3100
                  Fax:  (713) 250-4294

Company:          BPI Industries, Inc.
                  885 W. Georgia Street, Suite 1500      501 East DeYoung Street
                  Vancouver, British Columbia            Marion, IL 62959
                  V6C 1V5 Canada
                  Attn:  James G. Azlein                 Attn:   James G. Azlein
                         (604) 685-8688                          (618) 993-1460
                  Fax:   (604) 601-2024                  Fax:    (618) 993-1360

      Section 9. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      Section 10. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, except for its conflicts of law principles.

      Section 11. Entire Agreement, Waiver. This Agreement constitutes the entire Agreement between the parties hereto and supersedes all prior Agreements relating to the subject matter hereof. This Agreement may not be amended or modified in any way except by subsequent Agreement executed in writing. Either the Company or the Advisor may waive in writing any term, condition, or requirement under this Agreement which is intended for its own benefit, and written waiver of any breach of such term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

SANDERS MORRIS HARRIS INC.                    BPI INDUSTRIES, INC.

 /s/ Frederic L. Saalwachter                  /s/ James G. Azlein
 -------------------------------              ----------------------
By:  Frederic L. Saalwachter                  By:  James G. Azlein
     Managing Director                             President

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                                    EXHIBIT A

                                 FINANCING FEES

      1.    Fee for Private Equity.

      In the event the Company consummates a Private Placement of its equity securities pursuant to the terms of this Agreement, then the Company shall pay to the Advisor a fee equal to seven percent (7%) of the aggregate gross proceeds of such equity financing. Also, the Advisor shall be granted a five-year warrant for common shares or an equivalent interest equal to 10% of the value of the Private Placement, at a price equal to the effective price of the Financing. For the purposes of this Agreement, equity securities shall be deemed to include any form of common or preferred stock or any security or instrument which is directly or through warrants, options, or similar instruments, convertible into, or exchangeable for, equity securities of the Company. Not withstanding the foregoing, it is understood that with respect to any investment made by entities affiliated with Thomas J. Vessels, no fee shall be payable to the Advisor, and with respect to RAB Capital or Schroder Investment Management, the fee payable to the Advisor will be equal to twenty five percent (25%) of the amounts shown above, although the first $10 million in any private equity placement will be reserved for the Advisor to place with investors other than those referred to in this sentence.

      2.    Fee for Private Debt.

      In the event the Company consummates a private placement of debt pursuant to the terms of this Agreement, then the Company shall pay to the Advisor a fee equal to 3% of the principal amount of any subordinated debt, 2% of the principal amount of any senior debt of up to $10,000,000 in any single placement, and 1% of the principal amount of senior debt over $10,000,000 in any single placement; provided that the minimum fee for any private debt financing will be $200,000. For the purposes of this Agreement, senior debt shall be deemed to mean bank or similar financing based on a first priority lien on reserves consisting primarily of proved reserves and subordinated debt shall be deemed to mean any mezzanine or similar financing based on a first or second lien on proved reserves and including a substantial portion of the commitment being made available to drill proved undeveloped properties or provide for other capital expenditures.

      3.    Public Debt or Equity.

      In the event the Company undertakes a public offering of its debt or equity securities for which the Advisor serves as manager, then the Company shall pay to the Advisor a fee with respect to that offering in an amount, to be determined by the Company and the Advisor for each transaction, which is reasonable and customary for such services in the investment banking industry. Such fees, underwriting spreads, expense reimbursements and other transaction costs may reflect negotiations with an underwriting group for which the Advisor will act as lead manager or a co-manager.

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                                    EXHIBIT B

              ACQUISITION AND BUSINESS COMBINATION TRANSACTION FEES

      In the event the Company consummates an acquisition, divestiture, merger, joint venture or other business combination, or other similar transaction involving the Company and a party introduced by SMH, or with which the Advisor has become actively involved at the request of the Company, then the Company shall pay to the Advisor a fee with respect to such transaction equal to a percentage amount of the Purchase Price (as defined below) paid or received by the Company in the transaction, which percentage amount shall be 5% of the first $1 million or portion thereof of the Purchase Price, 4% of the next $1 million or portion thereof of the Purchase Price, 3% of the next $1 million or portion thereof of the Purchase Price, 2% of the next $1 million or portion thereof of the Purchase Price, and 1% of the balance of the Purchase Price; however, in no case will the aggregate fee be less than $200,000. Any fee payable to the Advisor shall be payable in cash at the closing of the transaction.

      As used herein, "Purchase Price" shall include (i) cash paid in the transaction, whether in the form of payments to the Company, its shareholders, or third parties such as for drilling credits, expense reimbursements or similar types of payment, (ii) the fair market value of any notes or other securities issued, (iii) the fair market value of any other property transferred in connection with the transaction, (iv) balance sheet indebtedness (including capital leases) assumed in connection with the transaction and (v) cash or the fair market value of property paid to any officers, directors, employees or affiliates as consideration for any covenant not to compete or similar agreement related to the transaction. In the event any contingent consideration is agreed to be paid in connection with such transaction (such as, for example, consideration payable upon the fulfillment of some condition or event which may or may not occur in the future), then such contingent consideration shall be included in the Purchase Price, and the Advisor shall be paid its fee with respect to that contingent consideration as and when it is paid.

      In the case of a joint venture or similar transaction, such as those more common with industry operating partners, "Purchase Price" shall include any amounts paid directly to BPI or to any third parties which are designed to earn BPI interests in leases, wells, production or any related types of assets.